(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Voya Partners, Inc.

We consent to the use of our report dated February 23, 2015, with respect to the financial statements of VY Fidelity VIP Contrafund Portfolio, VY Fidelity VIP Equity-Income Portfolio, and VY Fidelity VIP Mid Cap Portfolio, each a series of Voya Partners, Inc., incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

We also consent to the use of our reports dated February 24, 2015, with respect to the financial statements of Voya Aggregate Bond Portfolio, Voya Global Bond Portfolio, VY American Century Small-Mid Cap Value Portfolio, VY Baron Growth Portfolio, VY Columbia Contrarian Core Portfolio, VY Columbia Small Cap Value II Portfolio, VY Invesco Comstock Portfolio, VY Invesco Equity and Income Portfolio, VY JPMorgan Mid Cap Value Portfolio, VY Oppenheimer Global Portfolio, VY Pioneer High Yield Portfolio, VY T. Rowe Price Diversified Mid Cap Growth Portfolio, VY T. Rowe Price Growth Equity Portfolio, VY Templeton Foreign Equity Portfolio, Voya Solution Aggressive Portfolio, Voya Solution Balanced Portfolio, Voya Solution Conservative Portfolio, Voya Solution Income Portfolio, Voya Solution Moderately Aggressive Portfolio, Voya Solution Moderately Conservative Portfolio, Voya Solution 2015 Portfolio, Voya Solution 2020 Portfolio, Voya Solution 2025 Portfolio, Voya Solution 2030 Portfolio, Voya Solution 2035 Portfolio, Voya Solution 2040 Portfolio, Voya Solution 2045 Portfolio, Voya Solution 2050 Portfolio, Voya Solution 2055 Portfolio, Voya Index Solution Income Portfolio, Voya Index Solution 2015 Portfolio, Voya Index Solution 2020 Portfolio, Voya Index Solution 2025 Portfolio, Voya Index Solution 2030 Portfolio, Voya Index Solution 2035 Portfolio, Voya Index Solution 2040 Portfolio, Voya Index Solution 2045 Portfolio, Voya Index Solution 2050 Portfolio, and Voya Index Solution 2055 Portfolio, each a series of Voya Partners, Inc., incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 23, 2015